Exhibit 10.62

DIADEXUS, INC. STOCK OPTION AGREEMENT

diaDexus, Inc., a Delaware corporation (the “Company”) hereby grants to the holder listed below (“Optionee”), an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”), subject to all of the terms and conditions of this Stock Option Agreement (“Agreement”).

ARTICLE 1

GRANT NOTICE

Optionee:	Jean-Frédéric Viret

Grant Date:	February 1, 2012

Exercise Price per Share:	$0.28

Total Exercise Price:	$296,800

Total Number of Shares Subject to the Option:	1,060,000 shares

Expiration Date:	January 31, 2022

Type of Option:	This Option is a Nonstatutory Option and is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Vesting Schedule: The shares subject to this Option shall vest according to the following schedule: Twenty-five percent (25%) of the shares subject to the Option shall vest on the first anniversary of the Grant Date and 1/48th of the Shares subject to the Option shall vest monthly thereafter so that one hundred percent (100%) of the Shares subject to the Option are vested on the fourth anniversary of the Grant Date.

As set forth in Section 4.1 of this Agreement, the Option may become fully vested and exercisable with respect to all shares of Common Stock covered thereby in accordance with terms set forth in a written agreement between the Company and Optionee, as otherwise permitted by this Agreement or as otherwise provided by the Administrator.

Termination Period:	This Option may be exercised to the extent vested as set forth in this Agreement, but in no event later than the Expiration Date as set forth above

ARTICLE 2

GENERAL

2.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.

(a)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(b)	“Change in Control” shall mean and include each of the following:

(i)	A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board of Directors of the Company (the “Board”) shall not be deemed to be a Change in Control; or

(ii)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.1(b)(i) or Section 2.1(b)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.1(b)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(C)	The Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(c)	“Disability” shall mean any physical, mental or other health condition which substantially impairs the Optionee’s ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death.

(d)	“Grant Notice” shall mean Article 1 of this Agreement.

(e)	“Optionee” shall mean the individual identified as such in the Grant Notice.

(f)	“Subsidiary” means any corporation (or other entity), whether now or hereafter existing (other than the Company), in an unbroken chain of corporations (or other entities) beginning with the Company if each of the corporations (or other entities) other than the last corporation (or other entity) in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations (or other entities) in such chain.

(g)	“Termination of Consultancy” shall mean the time when the engagement of Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (i) terminations where there is a simultaneous employment or continuing employment of Optionee by the Company or any Subsidiary, (ii) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Optionee and the Company or any Subsidiary and (iii) terminations where there is a simultaneous establishment or re-establishment of a director relationship or continuing director relationship between Optionee and the Company or any Subsidiary. The Board or, to the extent delegated to it by the Board, the Compensation Committee of the Board (either the Board or, if delegated, the Compensation Committee, the “Administrator”), in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. The Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(h)	“Termination of Directorship” shall mean the time when the engagement of Optionee as a member of the Board of Directors of the Company or a Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) terminations where there is a simultaneous employment or continuing employment of Optionee by the Company or any Subsidiary, (ii) terminations where there is a simultaneous establishment or re-establishment of a consulting relationship or continuing consulting relationship between Optionee and the Company or any Subsidiary and (iii) terminations where there is a simultaneous re-establishment of a director relationship or continuing director relationship between Optionee and the Company or any Subsidiary. The Administrator, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

(i)

“Termination of Employment” shall mean the time when the employee-employer relationship between Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of Optionee by the Company or any Subsidiary, (ii) terminations where there is a simultaneous establishment or re-establishment of a consulting relationship or continuing consulting relationship between Optionee and the Company or any Subsidiary and (iii) terminations where there is a simultaneous establishment or re-establishment of a director relationship or continuing director relationship between Optionee and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(j)	“Termination of Services” shall mean Optionee’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

ARTICLE 3

GRANT OF OPTION

3.1 Grant of Option. In consideration of Optionee’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Optionee the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement, subject to adjustments as provided in Section 6.2 of this Agreement. This option is intended to be a Nonstatutory Option, as provided in the Grant Notice.

3.2 Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Common Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. For the purposes of this Agreement, “Fair Market Value” shall mean the value of a share of Common Stock on the Grant Date which shall be the closing trading price for such date or, if there is no closing trading price for a share of Common Stock on such date, the closing trading price for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

3.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Optionee agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement shall confer upon Optionee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Optionee.

ARTICLE 4

PERIOD OF EXERCISABILITY

4.1 Commencement of Exercisability.

(a)	Subject to Sections, 4.2, 6.11 and 6.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)	No portion of the Option which has not become vested and exercisable at the date of Optionee’s Termination of Services shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Optionee.

(c)	The Option shall be subject to such accelerated vesting as may be provided in a written agreement between Optionee and the Company or as otherwise provided herein.

4.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 4.2 hereof. The vesting of the Option may be accelerated by the Administrator at such times and in such amounts as it shall determine in its sole discretion, as otherwise provided for in this Agreement or as set forth in a written agreement between the Company and Optionee.

4.3 Expiration of Option. The Option may not be exercised to any extent by anyone, and the Option shall terminate, to the extent not previously exercised, after the first to occur of the following events:

(a)	The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;

(b)	The expiration of three (3) months from the date of Optionee’s Termination of Services, unless such termination occurs by reason of Optionee’s death or Disability or the exercise period is extended by the Administrator until a date not later than the Expiration Date of the Option; or

(c)	The expiration of one (1) year from the date of Optionee’s Termination of Services by reason of Optionee’s death or Disability unless, the exercise period is extended by the Administrator until a date not later than the Expiration Date of the Option. The Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Administrator. Upon making a determination of Disability, the Administrator shall, for purposes of this Agreement, determine the date of an Optionee’s termination of employment or contractual relationship.

(d)	The date of an Optionee’s Termination of Services for cause (as determined in the sole discretion of the Administrator).

Unvested Options shall terminate immediately upon Optionee’s Termination of Services.

ARTICLE 5

EXERCISE OF OPTION

5.1 Person Eligible to Exercise. During the lifetime of Optionee, only Optionee may exercise the Option or any portion thereof. After the death of Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.2 hereof, be exercised by Optionees’s personal representative or by any person empowered to do so under the deceased Optionees’s will or under the then applicable laws of descent and distribution.

5.2 Partial Exercise. Except as specified in this Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4.2 hereof. If the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. In all other cases, no portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 6.2 below) may be exercised.

5.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 4.2 hereof:

(a)	An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)	The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Optionee or in such other form of consideration permitted under Section 5.4 hereof that is acceptable to the Company;

(c)	Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable law, rule or regulation; and

(d)	In the event the Option or portion thereof shall be exercised pursuant to Section 5.1 hereof by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

5.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)	Cash or check;

(b)	With the consent of the Administrator, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)	Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

5.5 Tax Withholding. The Optionee shall pay to the Company by one of the permitted payment methods under Section 5.4, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

5.6 Conditions to Issuance of Common Stock. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)	The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)	The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)	The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 5.4 hereof; and

(e)	The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

5.7 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 6.2.

ARTICLE 6

OTHER PROVISIONS

6.1 Change in Control. If the Company undergoes a Change in Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume the Option or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 6.1) for the Option. In the event any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume the Option or does not substitute similar stock awards for the Option, then (i) if Optionee has not incurred a Termination of Service prior to such event, the vesting of the Option (and, if applicable, the time during which the Option may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Change in Control (and the Option terminated if not exercised prior to the closing of such Change in Control) and (ii) if Optionee has incurred a Termination of Service prior to such event, the Option shall be terminated if not exercised prior to the closing of the Change in Control.

6.2 Stock Dividend, Reorganization or Liquidation.

(a)	If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Administrator shall, with respect to the Option, proportionately adjust the number of shares of Common Stock subject to the Option, the exercise price per share or both so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event.

(b)	If the Company shall at any time declare an extraordinary dividend with respect to its Common Stock, whether payable in cash or other property, the Administrator may, in the exercise of its sole discretion and with respect to the Option, proportionately adjust the number of shares of Common Stock subject to the Option, the exercise price per share or both so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event.

(c)	If the Company is liquidated or dissolved, the Administrator may allow the Optionee to exercise all or any part of the unvested portion of the Option held by the Optionee, provided the Optionee does so prior to the effective date of such liquidation or dissolution. If the Optionee does not exercise the Option prior to such effective date, the Option shall terminate as of the effective date of the liquidation or dissolution.

(d)	The foregoing adjustments in the shares subject to the Option shall be made by the Administrator or by the applicable terms of any assumption or substitution document.

(e)	The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

Optionee acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 6.2.

6.3 Interpretation. The Administrator shall have the power to interpret this Agreement and to adopt such rules for the interpretation and application of the Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

6.4 Whole Shares. The Option may only be exercised for whole shares of Common Stock.

6.5 Option Not Transferable. Subject to Section 5.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.6 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Optionee shall be addressed to Optionee at Optionee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Optionee shall, if Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 5.1 hereof by written notice under this Section 6.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.10 Conformity to Securities Laws. Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.11 Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Optionee.

6.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 6.5 hereof, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Optionee is an Insider, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.14 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

6.15 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Optionee or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

6.16 Limitation on Optionee’s Rights. The Option confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Optionee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

DIADEXUS, INC.:		OPTIONEE:

By:	/s/ Pauline Mak	By:	/s/ Jean-Frédéric Viret
Print Name:	Pauline Mak	Print Name:	Jean-Frédéric Viret
Title:	Director of Finance
Address:	349 Oyster Point Blvd.	Address:
South San Francisco, CA 94080